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THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286                                        FINAL  07/29/96

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-A1

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

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
                                                                      Distribution Date              07/25/96

                                                                                  SINGLE                TOTAL
4.03(i) Reduction of the Stated Amount of Certificates                                      CERTIFICATE            AMOUNT

              Class A-1 Certificates.            QX5                                $52.64691995      $2,711,105.79
              Class A-2 Certificates.            QY3                                 $0.00000000              $0.00
              Class A-3 Certificates.            QZ0                                 $0.00000000              $0.00
              Class A-4 Certificates.            RA4                                 $0.00000000              $0.00
              Class A-5 Certificates.            RB2                                 $0.00000000              $0.00
              Class A-6 Certificates.            RC0                                 $0.00000000              $0.00
              Class A-7 Certificates.            RD8                                 $0.00000000              $0.00
              Class A-8 Certificates.            RE6                                 $0.00000000              $0.00
              Class A-9 Certificates.            RF3                                 $0.00000000              $0.00
              Class R Certificates.              RG1                                 $0.00000000              $0.00

                                                 Total Amount                                          2,711,105.79

Aggregate amount of any Principal Prepayments                                                          2,084,674.39
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4.03(ii) Amount of distribution representing
interest.                                      SINGLE             TOTAL
                                             CERTIFICATE          AMOUNT
Class A-1 Certificates.                      $3.97002913        $204,440.62
Class A-2 Certificates.                      $5.08333333        $222,944.83
Class A-3 Certificates.                      $5.12500000        $177,975.88
Class A-4 Certificates.                      $5.29166667        $158,607.13
Class A-5 Certificates.                      $5.54166667        $125,529.83
Class A-6 Certificates.                      $5.87499990        $280,584.12
Class A-7 Certificates.                      $5.91666667         $81,022.83
Class A-8 Certificates.                      $6.12500000        $158,660.14
Class A-9 Certificates.                      $5.83333333        $175,000.00
Class R Certificates.                        $0.00000000              $0.00


              Total Amount                                          1,584,765.38

4.03(iii) Amount of interest shortfall                                      0.00
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4.03(iv) Stated Amount of Certificates after
this Distribution
                                                   ORIGINAL                SINGLE             TOTAL
                                                   BALANCE               CERTIFICATE          AMOUNT
Class A-1 Certificates.                          51,496,000.00          $754.81662692     $38,870,037.02
Class A-2 Certificates.                          43,858,000.00        $1,000.00000000     $43,858,000.00
Class A-3 Certificates.                          34,727,000.00        $1,000.00000000     $34,727,000.00
Class A-4 Certificates.                          29,973,000.00        $1,000.00000000     $29,973,000.00
Class A-5 Certificates.                          22,652,000.00        $1,000.00000000     $22,652,000.00
Class A-6 Certificates.                          47,759,000.00        $1,000.00000000     $47,759,000.00
Class A-7 Certificates.                          13,694,000.00        $1,000.00000000     $13,694,000.00
Class A-8 Certificates.                          25,903,697.00        $1,000.00000000     $25,903,697.00
Class A-9 Cenificates.                           30,000,000.00        $1,000.00000000     $30,000,000.00
Class R Certificates.                                   200.00            $0.00000000              $0.00

                                                         Total                           $287,436,734.02
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4.03(v) The Pool Stated Principal Balance for
the following Distribution Date                              $289,748,019.79


4.03(vi) Amount of the Master Servicing Fees
paid to or retained by the Master Servicer
with respect to such Distribution Date                             92,009.29


4.03(vii) Pass-Through Rate and for each Class
of Certificates
Class A-1 Certificates.                                          5.90000000%
Class A-2 Certificates.                                          6.10000000%
Class A-3 Certificates.                                          6.15000000%
Class A-4 Certificates.                                          6.35000000%
Class A-5 Certificates.                                          6.65000000%
Class A-6 Certificates.                                          7.05000000%
Class A-7 Certificates.                                          7.10000000%
Class A-8 Certificates.                                          7.35000000%
Class A-9 Certificates.                                          7.00000000%
Class R Certificates.                                            7.00000000%
                                                                 0.00000000%

4.03(viii) Amount of Advances included in the                      51,332.41
distribution on such Distribution Date
Aggregate amount of Advances outstanding as of                     73,021.26
the close of business on
such Distribution Date.

4.03(ix) The number and aggregate principal amounts of Mortgage Loans delinquent

                                  30 to 59 days        38      $4,613,389.11
                                  60 to 89 days         6        $861,695.07
                                     90 or more         4        $907,626.44

The number and aggregate principal amounts of Mortgage Loans in foreclosure

                                 In foreclosure         3        $690,957.45
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

4.03(x) The aggregate  dollar amount of Scheduled  Payments for each of Mortgage
        Loan for the preceeding 12 calender months or all calender months since cut-off date

        (a) All outsanding Mortgage loans on each Due Date                                      0.00

        (b) Delinquent 60 days or more on each of the Due Dates                                 0.00


4.03(xi) Loan number and Stated Principal Balance of any Mortgage loan that
         became an REO Property during the preceding calendar month.                           $0.00
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
4.03(xii) Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
          Distribution Date.                                                        0          $0.00
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

4.03(xiv)   Aggregate amount of Realized Losses incurred during the preceding
            calendar month.                                                                    $0.00

            Aggregate amount of Realized Losses through Distribution Date                      $0.00

4.03(xv)    Net Excess Cash Flow                                                               $0.00
            MBIA Premium Amount                                                           $22,550.51
            Current Subordinated Amount                                                        $0.00
            Required Subordinated Amount                                               $2,700,566.07


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            Special Hazard Loss Coverage Amount                                         2,187,382.00
            Required Fraud Loss Coverage                                                2,413,945.00
            Current Bankruptcy Amount                                                      75,000.00
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